Exhibit 10.33

EXECUTIVE CONSULTING AGREEMENT

THIS EXECUTIVE CONSULTING AGREEMENT (this “Agreement”), dated as of October 12, 2010, (the “Effective Date”) is entered into by and between GenMark Diagnostics, Inc. (the “Company”), and Kuranda Partners LLC (“Consultant”).

RECITAL

The Company wishes to engage Consultant to provide consulting services on the terms set forth on attached Exhibit A, and Consultant is willing to provide such services on such terms.

NOW, THEREFORE, IT IS AGREED:

1. Duties and Services. Consultant shall provide such consulting services as described on Exhibit A, and such other services as may be mutually agreed upon by the parties from time to time (the “Services”). Performance of the Services shall be governed by the terms and conditions of this Agreement.

2. Term and Termination. This Agreement shall be for a term commencing on August 12, 2010 and continuing until July 30, 2011, unless sooner terminated by written notice from one party to the other.

3. Compensation. As compensation for the Services to be provided hereunder, and conditioned upon Consultant’s performance of such services, Consultant shall be entitled to fees as set forth on Exhibit B.

4. Independent Contractor. Consultant’s relationship with the Company is that of an independent contractor, and nothing in this Agreement is intended to, or should be construed to, create a partnership, agency, joint venture or employment relationship. Accordingly, Consultant will not be entitled to any of the benefits that Company may make available to its employees; and Consultant is solely responsible for, and will file, on a timely basis, all tax returns and payments required to be filed with, or made to, any federal, state or local tax authority with respect to the performance of services and receipt of fees under this Agreement.

5. Inventions.

(a) Company Inventions. All designs, artwork, improvements, inventions, works of authorship, information fixed in any tangible medium of expression, moral rights, trademarks, know-how, ideas, and all other subject matter protectable under patent, copyright moral right, mask work, trademark, trade secret or other laws (“Inventions”), made, conceived or developed by Consultant, alone or with others, which result from the Services or any other services provided by Consultant from the first day of engagement by the Company, together with all related intellectual property rights, shall be the sole property of the Company (“Company Inventions”).

(b) Out-of-Scope Inventions. If Consultant incorporates any Inventions relating in any way to the Company’s business or demonstrably anticipated research or development that were conceived, reduced to practice, created, derived, developed or made by Consultant either outside the scope of Consultant’s Services for the Company under this Agreement or prior to the execution of this Agreement (collectively, the “Out-of-Scope Inventions”) into any of the Company Inventions, Consultant hereby grants to the Company a royalty-free, irrevocable, worldwide, fully paid-up license (with rights to sublicense through multiple tiers of sublicensees) to practice all applicable patent, copyright, moral right, mask work, trade secret and other intellectual property rights relating to any Out-of-Scope Inventions that Consultant incorporates, or permits to be incorporated, in any Company Inventions. Consultant agrees that Consultant will not incorporate, or permit to be incorporated, any Inventions conceived, reduced to practice, created, derived, developed or made by others or any Out-of-Scope Inventions into any Company Inventions without the Company’s prior written consent.

(c) Assignment, Disclosure and Assistance. Consultant agrees to promptly disclose to the Company every Company Invention. Consultant hereby assigns and agrees to assign to the Company or its designee its entire right, title and interest worldwide in all such Company Inventions and any associated intellectual property rights. Consultant agrees to assist the Company in any reasonable manner to obtain and enforce for the Company’s benefit patents, copyrights, maskworks, and other property rights in such Company Inventions in any and all countries, and Consultant agrees to execute, when requested, patent, copyright or similar applications and assignments to the Company and any other lawful documents deemed necessary by the Company to carry out the purpose of this Agreement.

6. Confidential Information.

(a) Definition of Confidential Information. “Confidential Information” as used in this Agreement shall mean all technical and non-technical information including copyright, trade secret, and proprietary information, including, without limitation, customer data, customer information, information related to the current, future and proposed products and services, financial information, procurement requirements, purchasing information, manufacturing information, business forecasts, sales and merchandising and marketing plans and all other information of the Company. “Confidential Information” also includes proprietary or confidential information of any third party who may disclose such information to the Company or Consultant in the course of the Company’s business.

(b) Nondisclosure and Nonuse Obligations. Except as permitted in this paragraph, Consultant shall not use, disclose or disseminate any Confidential Information of the Company. Consultant may use the Confidential Information of the Company solely to perform its obligations under this Agreement for the benefit of the Company. Consultant will exercise the same degree of care as it takes to protect its own confidential information, but in no event less than reasonable care.

(c) Injunctive Relief. It is understood and agreed that money damages would not be a sufficient remedy for a breach of Consultant’s confidentiality obligations under this Agreement and that the Company shall be entitled to injunctive relief as a remedy for any such breach. Such remedy shall not be deemed to be the exclusive remedy for the breach of Consultant’s obligations under this Section 6(c), but will be in addition to all other available legal or equitable remedies.

(d) Exclusions from Nondisclosure and Nonuse Obligations. Consultant’s obligations under this Section 6 with respect to any portion of the Confidential Information of the Company shall not apply to any such portion that Consultant can demonstrate (i) was in the public domain at or subsequent to the time such portion was communicated to Consultant by the Company through no fault of Consultant, or (ii) was rightfully in Consultant’s possession free of any obligation of confidence at or subsequent to the time such portion was communicated to Consultant by the Company. A disclosure of Confidential Information by Consultant either in response to a valid order by a court or other governmental body, otherwise required by law, or necessary to establish the rights of either party under this Agreement shall not be considered a breach of this Agreement or a waiver of confidentiality for other purposes, provided, however, that Consultant shall provide prompt prior written notice thereof to the Company to enable the Company to seek a protective order or otherwise prevent such disclosure.

7. Ownership and Return of Company Property. All materials furnished to Consultant by the Company, whether delivered to Consultant by the Company or made by Consultant in the performance of services under this Agreement (collectively, the “Company Property”) are the sole and exclusive property of the Company, and Consultant hereby does and will assign to the Company all rights, title and interest Consultant may have or acquire in the Company Property. At the Company’s request and no later than five (5) days after such request, Consultant shall, at the Company’s option, destroy or deliver to the Company (i) all Company Property, (ii) all tangible media of expression in Consultant’s possession or control that incorporate or in which are fixed any Confidential Information of the Company, and (iii) written certification of Consultant’s compliance with Consultant’s obligations under this Agreement.

8. No Violation of Third Party Rights. Consultant shall not communicate any information to the Company in violation of the proprietary rights of third parties.

9. Warranty. Consultant shall perform the Services under this Agreement in a workmanlike and commercially reasonable manner, with a standard of diligence and care normally employed by qualified persons in the performance of comparable work in the same or similar locality. Consultant shall devote sufficient effort and resources to the performance of the Services and shall be responsive to the Company’s reasonable needs and requests in so doing. Consultant warrants that there is no other contract or duty on Consultant’s part that conflicts with or is inconsistent with this Agreement. Consultant will comply with all applicable specifications, laws, ordinances, rules, regulations, orders, licenses, permits and other contractual or governmental requirements.

10. Miscellaneous.

(a) Successors and Assigns. Consultant may not subcontract or otherwise delegate Consultant’s obligations under this Agreement without the Company’s prior written consent. Subject to the foregoing, this Agreement will be for the benefit of the Company’s successors and assigns, and will be binding on Consultant’s assignees.

(b) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows, with notice deemed given as indicated: (a) by personal delivery, when delivered personally; (b) by overnight courier, upon written verification of receipt; (c) by telecopy or facsimile transmission, upon acknowledgement of receipt of electronic transmission; or (d) by certified or registered mail, return receipt requested, upon verification of receipt. Notice shall be sent to the addresses set forth in this Agreement or to such other address as either party may specify in writing.

(c) Governing Law. This Agreement shall be governed in all respects by the laws of the state of California, without giving effect to conflicts of law principles. Venue for any dispute arising under this Agreement will lie exclusively in the state or federal courts located in the County of San Diego of the state of California.

(d) Severability. If any provision of this Agreement is held by a court of law to be illegal, invalid or unenforceable, that provision shall be deemed amended to achieve as nearly as possible the same economic effect as the original provision, and the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.

(e) Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and is not intended to confer upon any party other than the parties hereto any rights or remedies hereunder.

(f) Waiver; Amendment; Modification. No term or provision hereof will be considered waived by the Company, and no breach excused by the Company, unless such waiver or consent is in writing signed by the Company. Any such waiver by the Company of, or consent by the Company to, a breach of any provision of this Agreement by Consultant, shall not operate or be construed as a waiver of, consent to, or excuse of any other or subsequent breach by Consultant. This Agreement may be amended or modified only by mutual agreement of duly authorized representatives of the parties in writing.

(g) Survival. The rights and obligations contained in this Agreement, which by their nature require performance following termination, shall survive any termination or expiration of this Agreement.

(h) Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument.

[signature page follows]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the Effective Date.

“CONSULTANT”
KURANDA PARTNERS LLC
Dated:	10/12/2010	By:	/s/ Christopher Gleeson
Christopher Gleeson

“COMPANY”
GENMARK DIAGNOSTICS, INC.
Dated:	10/12/10	By:	/s/ Jennifer Williams
Name: Jennifer Williams
Title: SVP, Ops, Quality, HR

EXHIBIT A

Consulting Services

Consultant shall cause Christopher Gleeson to serve as the Company’s interim Chief Executive Officer. Subject to the supervisory powers of the Board of Directors, Mr. Gleeson shall perform such duties as shall be reasonably assigned to him by the Board of Directors, consistent with the expectations set forth in the Executive Consulting Agreement (including the exhibits thereto). Mr. Gleeson shall have general charge of the business and affairs of the Company. Mr. Gleeson shall keep the Board of Directors fully informed with respect to his duties and shall freely consult with them concerning the business of the Company. Mr. Gleeson shall perform all the functions and all such duties as are customarily incident to his role as interim Chief Executive Officer. Mr. Gleeson may sign, with the Secretary or any other officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments that the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by the Company’s Bylaws to some other officer or agent of the Company, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time.

The Company anticipates that Mr. Gleeson will perform his services principally from the Company’s headquarters located in Carlsbad, California.

EXHIBIT B

Payment of Fees

The parties agree that fees for the Services and any subsequently agreed upon Services to be provided shall be paid to Consultant as follows:

1. Cash Compensation. There will be no cash compensation paid for the performance by Mr. Gleeson of the Services.

2. Equity Compensation. Mr. Gleeson has been granted 109,375 shares of Company restricted common stock under the Company’s 2010 Equity Incentive Plan (the “Plan”), which shall vest in two equal tranches (a) the first tranche of 54,687.5 shares shall vest on January 30, 2011, and (b) the second tranche of 54,87.5 shares shall vest on July 30, 2011. In the event the Company terminate this agreement without Cause as defined below, prior to July 30, 2011, all 109,375 shares will fully vest on the termination date. If Mr. Gleeson is terminated with Cause, or resigns before July 30, 2011, Mr. Gleeson shall not be entitled to retain any Company stock contemplated by this paragraph other than the shares which have vested as of the date of Mr. Gleeson’s termination.

3. Temporary Housing Benefit. To assist in providing temporary housing in Carlsbad while Mr. Gleeson performs the duties required by this Agreement, and subject to Mr. Gleeson’s continued provision of the Services and the satisfactory performance of the duties referenced on Exhibit A, Company agrees to provide Mr. Gleeson reimbursement for temporary housing at a rate not to exceed $5,000.00 per month for the period from August 9, 2010 to July 30, 2011, or such earlier time at which Mr. Gleeson no longer serves as the Company’s interim Chief Executive Officer. In order to obtain reimbursement for temporary housing, Mr. Gleeson will be required to submit a monthly expense report, with appropriate receipts. The Company does not make any representations regarding the tax consequences of this benefit and Mr. Gleeson is advised to obtain Mr. Gleeson’s own tax counsel for such information and guidance.

4. Definition of Cause. For purposes of this Agreement, “Cause” is defined as: (a) acts or omissions constituting gross negligence, recklessness or willful misconduct on the part of Mr. Gleeson with respect to Mr. Gleeson’s obligations or otherwise relating to the business of Company; (b) any acts or conduct by Mr. Gleeson that are materially adverse to Company’s interests; (c) Mr. Gleeson’s material breach of this Agreement; (d) Mr. Gleeson’s breach of Company’s Employee Innovations and Proprietary Rights Agreement; (e) Mr. Gleeson’s conviction or entry of a plea of nolo contendere for fraud, misappropriation or embezzlement, or any felony or crime of moral turpitude or that otherwise negatively impacts Mr. Gleeson’s ability to effectively perform his duties hereunder; or (f) Mr. Gleeson’s willful neglect of duties as determined in the sole and exclusive discretion of the Board of Directors.